Exhibit f(ii)

                                   BY-LAWS OF
                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                       AS AMENDED AS OF SEPTEMBER 10, 2002

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

Section 1. Annual Meetings.

      The annual meeting of shareholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held annually on the third Tuesday in June or on such other date as the Board of Directors shall fix and shall be at such place and at such time as the Board of Directors shall each year determine.

Section 2. Special Meetings.

      Special meetings of shareholders for any purpose or purposes may be called by the holders of not less than 10% of all shares entitled to vote at a meeting of shareholders or by the Chairman of the Board, the Chief Executive Officer, the President, or the Board and shall be held at such time and place as may be determined by the Board.

Section 3. Notice of Meetings; Waiver.

      3.1 The Secretary or any Assistant Secretary shall give written notice of the place, date, and hour of each meeting of shareholders, the purpose or purposes for which such meeting is called and by or at whose direction such notice is being issued, either personally or by mail not fewer than ten or more than sixty days before the meeting, to each shareholder of record entitled to vote at the meeting. Written notice may also be given by telegram, courier service or express mail service.

      3.2 No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting or who attends the meeting, in person or by proxy, without protesting prior to its conclusion the lack of notice of such meeting.

Section 4. Quorum.

      Except as otherwise required by law or by the Charter, the holders of at least a majority of the shares entitled to cast votes at a meeting shall constitute a quorum at all meetings of the shareholders for the transaction of business. In case a quorum shall not be present at a meeting, a majority of the shareholders, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be present. At any such adjourned meeting at which the requisite number of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 5. Voting.

      Each shareholder shall be entitled to one vote, in person or by proxy, for each share entitled to vote held by such shareholder. Except as otherwise required by law, the Charter or these By-laws, any question brought before any meeting of shareholders shall be decided by an affirmative vote of a majority of the votes cast at the meeting of shareholders.

Section 6. Action without meeting.

      Subject to the provisions of the New Jersey Business Corporation Act ("BCA"), any action required or permitted to be taken at a meeting of shareholders by law or the Charter or the By-laws, may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing. Any action required or permitted to be taken at a meeting of shareholders other than the annual election of directors may be taken without a meeting, without prior notice and without a vote, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would have been necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

                                   ARTICLE II
                               BOARD OF DIRECTORS

Section 1. Number, Eligibility and Term of Office.

      1.1 The number of directors who shall serve on the Board shall be no less than 10 nor more than 24, as determined by the holders of the majority of the issued and outstanding capital stock, or the Board. Unless N.J.S.A. 17:27A-4(d) is otherwise satisfied by the board of directors of a controlling affiliate of the corporation, not less than one-third of the directors shall be directors ("Outside Directors") who are not officers or employees of the corporation or of any entity controlling, controlled by or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting securities of the corporation or any such entity.

      1.2 Each director currently holding office shall continue in office until such director's successor has been elected and shall qualify (subject to prior death, resignation or retirement, or removal from office, with or without cause, in accordance with the Charter). The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting of shareholders. Each qualified director shall hold office until the expiration of the term for which he or she is elected and until such director's successor has been elected and qualified, or until his or her earlier death, resignation, retirement or removal from office.

      1.3 Any vacancy in the Board may be filled by the shareholders or a majority (whether or not a quorum) of the directors remaining in office and any person elected to fill a vacancy shall hold office for the remainder of the unexpired term of the director so replaced.

      1.4 Any director, or any member of any committee of the Board, may resign at any time by giving written notice to the Board, the Chairman of the Board or the Chief Executive Officer, President or Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

Section 2. Meetings.

      2.1 Regular meetings of the Board shall be held at such place or places, on such date or dates and at such time or times as shall have been established by the Board and publicized among all directors. A notice of each regular meeting shall not be required. Such meetings shall occur no less frequently than four times each year.

      2.2 Special meetings may be called by the direction of the Chairman of the Board, Chief Executive Officer or the President, and shall be called whenever three directors shall request of any of them in writing that it be done, but no business shall be considered at a special meeting except that referred to in the notice of meeting, without the consent of a majority of the members of the Board.

      2.3 Notice of all special meetings of the Board shall be given to each director either in writing by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile or telegram on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

      2.4 Any director may participate in a meeting of the Board or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another at the same time, and such participation shall constitute presence in person at such meeting

      2.5 Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action and such written consents and resolution are filed with the minutes of the Board or such committee, as the case may be.

Section 3. Quorum.

      A majority of the members of the entire Board shall constitute a quorum for the transaction of business, but a lesser number may adjourn from time to time until a quorum is present. Unless N.J.S.A. 17:27A-4(d) is otherwise satisfied by the board of directors of a controlling affiliate of the corporation, at least one Outside Director shall be included in the quorum for the transaction of business at meetings of the Board. The acts of a majority of directors present at a meeting at which a quorum is present shall be the acts of the Board unless otherwise provided in the BCA.

Section 4. Chairman of the Board.

      The Board may elect a Chairman. The Chairman of the Board shall preside at all regular and special meetings of the Board, or in his or her absence or inability to act, meetings shall be presided over by such other director as the Board may designate.

                                   ARTICLE III
                                   COMMITTEES

Section 1. Establishment of Committees.

      1.1 At any regular or special meeting called for the purpose, the Board, by resolution adopted by a majority of the entire Board, may designate from among its members committees, each of which, to the extent provided in the resolution establishing such committee, shall have all the authority of the Board relating to the portions of the business and affairs of the corporation which are under its control and supervision, except that no such committee shall have authority as to the following matters:

            a)    The election or appointment of any director.

            b)    The removal of any officer or director of the corporation.

            c) The fixing of compensation of the directors for serving on the Board or any committee.

            d) The amendment or repeal of the By-laws, or the adoption of any By- laws.

            e) The amendment or repeal of any resolution of the Board which by its terms is amendable or repealable only by the Board, or

            f) The submission to shareholders of any action that requires shareholders' approval.

      1.2 Unless N.J.S.A. 17:27A-4(d) is otherwise satisfied by a committee or committees of the board of directors of a controlling affiliate of the corporation, the Board shall establish one or more committees comprised solely of Outside Directors to perform the following functions:

            a) Recommending the selection of independent certified public accountants,
            b) Reviewing the corporation's financial condition, and the scope and results of the independent audit and any internal audit,
            c) Nominating candidates for director for election by shareholders,
            d) Evaluating the performance of officers deemed to be principal officers of the corporation, and
            e) Recommending to the Board the selection and compensation, including bonuses or other special payment, of the principal officers.

Section 2. Conduct of Committee Meetings.

      2.1 All committees shall consist of three or more directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

      2.2 A majority of the members of a committee shall constitute a quorum for the transaction of business. No committee shall sit in the absence of a quorum.

      2.3 All meetings of committees shall be held on notice given personally or in writing to each member thereof. Written notice may be given by mail, telegram, courier service or express mail service. Waiver of notice of any meeting shall be in writing and may be given before or after a meeting. A director's attendance at a meeting without protesting prior thereto or at its commencement the lack of notice to him or her shall constitute waiver of such notice.

      2.4 The vote of a majority of the members present at any meeting of any committee at the time of vote, if a quorum is present at such time, shall be the act of such committee. All actions of each committee shall be reported to the Board and shall, except in cases in which the rights or acts of third parties would be affected, be subject to the direction of the Board.

      2.5 Unless N.J.S.A. 17:27A-4(d) is otherwise satisfied by the committees of the board of directors of a controlling affiliate of the corporation, at least one-third of the members of every committee shall be Outside Directors, and an Outside Director shall be included in the quorum for the transaction of business at any meeting of any committee.

                                   ARTICLE IV
                                    OFFICERS

      The officers of the corporation shall be a President, Secretary, Company Actuary and Treasurer, all of whom shall be elected by the Board and who shall hold office, subject to the By-laws, until their successors are elected and qualified. In addition, the Board may elect a Chief Executive Officer and such other officers as the Board may deem advisable. All other officers, including those who are named for signatory purposes only, shall be appointed by an officer of the corporation designated by the Board for that purpose. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board after the annual meeting of shareholders, or may be elected at other times. One person may hold two or more offices, except that the offices of President and Secretary or Assistant Secretary may not be held by the same person. Vacancies occurring among the officers may be filled by the directors. Any officer may be removed by the Board, with or without cause, at any time.

      The Chief Executive Officer or the President shall be the chief executive officer of the corporation, as the Board from time to time shall determine. Subject to the control of the Board, and to the extent not otherwise prescribed by these by-laws, the chief executive officer shall have plenary power over all departments, officers, employees, and agents of the corporation, and shall be responsible for the general management and direction of all the business and affairs of the corporation.

            The other officers shall exercise such powers and perform such duties as may be delegated or assigned to or required of them by the Board of Directors or the chief executive officer.

                                    ARTICLE V
                     COMPENSATION OF OFFICERS AND DIRECTORS

      Salaries, compensation, or emoluments paid to any senior officer or director of the corporation shall be approved by the Board in accordance with N.J.S.A. 17B:18-51 and N.J.S.A.17B:18-52 of the New Jersey Statutes. Such compensation decisions shall be reviewed further by one of the committees referred to in Article III, Section 1.2 above or a comparable committee of the board of directors of the direct or ultimate parent of the corporation, to the extent required by N.J.S.A. 17:27A-4 of the New Jersey Statutes.

                                   ARTICLE VI
                                   CONTRACTS

      Except as provided in the following sentence, the Chief Executive Officer, the President, and any one of the Vice Presidents (however denominated) shall have power to execute on behalf of the corporation all investments, deeds, contracts, and other corporate acts and papers.

      Either the Chief Executive Officer and the Secretary or the President and the Secretary shall, except as otherwise provided in the following sentence, execute all contracts of insurance and annuity either by signing such contracts manually or by facsimile signatures duly adopted by each of them for that purpose with the approval of the Board of Directors. The Board of Directors, in its discretion, may authorize the execution in the same manner of any such contracts issued out of any office outside the United States of America by the proper officers of such office. If any officer whose manual or facsimile signature has been placed upon any instrument shall have ceased to be such officer before such instrument is issued and delivered by the corporation, it may be issued and delivered with the same effect as if he or she had been such officer at the time of its issue.

                                   ARTICLE VII
                                 INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation.

      Subject to Section 3 of this Article VII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including any appeal thereof, (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or Another Enterprise (hereinafter defined), against expenses (including reasonable costs, disbursements and attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions i) were in breach of his or her duty of loyalty to the corporation or its shareholder as defined in Subsection (3) of Section 14A:2-7 of the BCA, ii) were not in good faith or involved a knowing violation of law or iii) resulted in receipt by such person of an improper personal benefit. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

      Subject to Section 3 of this Article VII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (whether civil, criminal, administrative, arbitrative or investigative) by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation or Another Enterprise, against expenses (including reasonable costs, disbursements and attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions i) were in breach of his or her duty of loyalty to the corporation or its shareholders, as defined in Subsection (3) of Section 14A: 2-7 of the BCA, ii) were not in good faith or involved a knowing violation of law or iii) resulted in receipt by such person of an improper personal benefit. Notwithstanding the preceding sentence, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such other court shall deem proper.

Section 3. Authorization of Indemnification.

      Any indemnification under Section 1 of this Article VII and, unless ordered by a court, under Section 2 of this Article VII, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances, because such person has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VII, as the case may be. With respect to directors or officers of the level of Senior Vice President or above, such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the sole shareholder of the corporation. With respect to officers below the level of Senior Vice President, such determination may be made by the General Counsel of the corporation, or his or her designees. To the extent, however, that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Sections 1 and 2 of this
Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including reasonable costs, disbursements and attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined.

      For purposes of any determination under Section 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if and to the extent such person's action is based upon

      o the financial statements, books of account or reports of the corporation or Another Enterprise represented to such person to be correct by the President, the officer of the corporation or Another Enterprise having charge of its books of account, or, in the case a director, the person presiding at a meeting of the Board of Directors, or

      o on information supplied to such person by the officers of the corporation or Another Enterprise in the course of their duties, or

      o on the advice of legal counsel for the corporation or Another Enterprise, or

      o on information or records given or reports made to the corporation or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or Another Enterprise, provided such person had a reasonable good faith belief in the accuracy of the above described statements, books, records, information, advice, or reports. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VII, as the case may be.

Section 5. Expenses Payable in Advance.

      The reasonable expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (reasonably satisfactory to the corporation) by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VII; provided, however, that with respect to officers of the corporation, the Board of Directors or General Counsel may in any instance require as a condition to such advancements that the proposed indemnitee cooperate with an investigation to be conducted at the corporation's expense, by an independent nationally recognized law firm selected by the corporation, and that such law firm render an opinion that, based on its investigation, the firm has concluded that it is more likely than not that the proposed indemnitee will meet the standard for indemnification in connection with the matter for which advancements are sought as set forth in
Section 1 or 2 of this Article VII, as the case may be.

Section 6. Nonexclusivity of Indemnification and Advancement of Expenses.

      The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Charter or any By-Law, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VII but whom the corporation has the obligation to indemnify under the provisions - of the BCA, or otherwise.

Section 7. Insurance.

      The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of Another Enterprise against any expenses incurred in any proceeding and liabilities asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

Section 8. Certain Definitions.

      For purposes of this Article VII, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or Another Enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For the purposes of this Article VII, the term "Another Enterprise" shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. For purposes of this Article VII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VII.

Section 9. Survival of Indemnification and Advancement of Expenses.

      The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10. Limitation on Indemnification.

      Notwithstanding anything contained in this Article VII to the contrary, the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the corporation.

Section 11. Indemnification of Agents and Employees.

      The corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article VII to directors or officers of the corporation.

                                  ARTICLE VIII
                                   AMENDMENTS

      The By-laws may be altered or repealed and new By-laws may be made by vote of the sole shareholder of the corporation. The Board of Directors may also alter or repeal the By-laws and make new By-laws at any meeting of the Board of Directors; provided, however, that the sole shareholder is given prior written notice of the proposed alteration, repeal or addition to the By-laws. Any By-laws made by the Board of Directors may be altered or repealed, and new By-laws made, by the sole shareholder of the corporation.

                                   ARTICLE IX
                              CONFLICTING INTERESTS

      No director, officer or employee of the corporation shall have any position with or substantial interest in any other business enterprise operated for a profit (other than Prudential Financial, Inc. or any affiliate or subsidiary, direct or indirect, of either the corporation or Prudential Financial, Inc.) the existence of which would conflict or might reasonably be supposed to conflict with the proper performance of his or her responsibilities to the corporation, or which might tend to affect his or her independence of judgment with respect to transactions between the corporation and such other business enterprise.

                                    ARTICLE X
                                  MISCELLANEOUS

Section 1. Certificates.

      The shares of the corporation shall be represented by certificates signed by, or in the name of the corporation by one of the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

Section 2. Fiscal Year.

      The fiscal year of the corporation shall end on December 31.